UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential - For Use of the Commission Only (as permitted by Rule 14a-5(d)(2))
☐	Definitive Information Statement

WHITE DENTAL SUPPLY, INC.
(Name of Registrant as Specified in its Charter)

Registrant
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:_______________________________________

(2) Aggregate number of securities to which transaction applies: ______________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, for the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

WHITE DENTAL SUPPLY, INC.

15685 N. Cave Creek Road

Suites 101 & 102

Phoenix, AZ 85032

_________________________________________________________

Notice of Action by Written Consent

of a Majority of the Outstanding Common Shares

Taken as of January 7, 2013

Dear Shareholder:

White Dental Supply, Inc. (“we,” “our,” or the “Company”) hereby gives notice to our stockholders that the holders of a majority of our outstanding shares of common stock (“Common Stock”), have taken action by written consent to:

1.

Approve the amendment to the Company’s Articles of Incorporation to change the name of the Company from White Dental Supply, Inc. to Pitooey!, Inc.

2.

Approve the amendment to the Company’s Articles of Incorporation to increase the authorized capital from an aggregate of 200,000,000 shares (consisted of 100,000,000 shares of $0.001 par value preferred stock and 100,000,000 shares of par value common stock) to an aggregate of 500,000,000 shares (to consist of 100,000,000 shares of $0.001 par value preferred stock and 400,000,000 shares of par value common stock).

The majority stockholders have approved the corporate actions in lieu of a special meeting pursuant to Section 78.320 of the Nevada Revised Statues, which permits any action that may be taken at a meeting of the stockholders to be taken by the written consent to the action by the holders of the number of shares of voting stock required to approve the action at a meeting. All necessary corporate approvals in connection with the matters referred to in this Information Statement have been obtained. This Information Statement is being furnished to all of our stockholders pursuant to Section 14(c) of the Securities and Exchange Act of 1934 (“Exchange Act”), and the rules thereunder, solely for the purpose of informing stockholders of these corporate actions before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the stockholder consent will take effect 20 calendar days following the mailing of this information statement.  The details of the foregoing actions and other important information are set forth in the accompanying Information Statement.

The name change has been approved by our Board of Directors and the holders of more than a majority of the Company’s Common Stock outstanding, pursuant to Nevada law.  Only stockholders of record at the close of business January 11, 2013, are being given Notice of the Action by Written Consent.  Proxies are not being solicited.

/s/ Jacob DiMartino

Jacob DiMartino

Chief Executive Officer

Phoenix, Arizona

January 8, 2013

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

WHITE DENTAL SUPPLY, INC.

15685 N. Cave Creek Road

Suites 101 & 102

Phoenix, AZ 85032

_________________________________________________________

INFORMATION STATEMENT

General Information

This Information Statement is furnished to all stockholders of record at the close of business on January 11, 2013, the “Record Date,” pursuant to Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended, to provide you with information regarding, and a description of, certain corporate actions which were taken, by written consent in lieu of a special meeting of stockholders, by the holders of a majority of our common stock (the “Majority Shareholders”) on January 7, 2013, subject to the expiration of 20 days following the mailing of this Information Statement to our stockholders as required under Rule 14c-2 under the Exchange Act.  Effective January 7, 2013, the holders of 90,983,200 shares, or approximately 91.38% of the Company’s then outstanding voting securities, executed a written consent in accordance with Section 78.320 of the Nevada Revised Statutes, approving the amendment to the Articles of Incorporation to change the Company’s name to Pitooey!, Inc. and increase the number of shares of par value stock we are authorized to issue to 500,000,000.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This not a notice of a special meeting of stockholders and no stockholders meeting will be held to consider any matter described in this Information Statement.

Dissenters' Right of Appraisal

The Nevada Revised Statutes do not provide for dissenters’ rights of appraisal in connection with the proposed actions.

Anti-Takeover Effects

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any proposal that may be used as an anti-takeover device. Although not a factor in the decision by our Board to effect the increase of our authorized shares of common stock, one of the effects of having additional shares of our authorized common stock available for issuance may be to enable the Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy consent, or otherwise and thereby protect the continuity of the then present management. Unless prohibited by the regulations of applicable law or other agreements or restrictions, a sale of shares of common stock by us or other transactions in which the number of our outstanding shares of common stock would be increased could dilute the interest of a party attempting to obtain control of us. The available authorized common stock may make it more difficult for, prevent or deter a third-party from acquiring control of the Company or changing our Board and management, as well as inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

The change of our authorized shares of common stock is not being proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of the Company. While it is possible that our management could use the authorized shares of common stock to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of stockholders, we do not intend to construct or enable any anti-takeover defense or mechanism on its behalf. We have no intent or plans to employ the authorized shares of common stock as an anti-takeover device and do not have any plans or proposals to adopt any other provisions or enter into other arrangements that may have material anti-takeover consequences.

In addition to the change of our authorized shares of common stock, provisions of our governing document and applicable provisions of Nevada law may also have anti-takeover effects, making it more difficult for or preventing a third-party from acquiring control of the Company or changing our Board and management. These provisions may also have the effect of deterring hostile takeovers or delaying changes in the Company’s control or in our management.

Stockholders collectively owning more than 91% of our outstanding voting securities has irrevocably consented to the amendment of Articles of Incorporation to change the Company’s name and to increase the number shares of stock we are authorized to issue. The vote or consent of no other holders of our capital stock is required to approve these actions. Accordingly, no additional votes will be needed to approve these actions.

Voting Securities

Approval of the amendment of our Articles of Incorporation required the affirmative consent of a majority of the shares of our common stock issued and outstanding at the Record Date.  The quorum necessary to approve the name change requires voting by a majority of the common stock issued and outstanding.  As of the date of this Information Statement, 99,569,423 shares of our common stock were issued and outstanding.  We have eight (8) consenting shareholders, who hold 90,983,200 shares of our common stock (or 91.38% of the total issued and outstanding number of shares).  Each share of our common stock is entitled to one vote on all matters brought before the shareholders.  Therefore, the Majority Shareholders have a number of shares in excess of the required amount to approve the name change.  The Majority Shareholders have consented to the proposed actions set forth herein and had and have the power to pass the name change without the concurrence of any of our other shareholders.

PROPOSAL 1:

AMENDMENT OF THE ARTICLES OF INCORPORATION

TO CHANGE THE NAME OF THE COMPANY

Proposal to Change the Name of the Company

We have received shareholder approval to amend our Articles of Incorporation, as currently in effect (the “Articles”), in order to change the name of the Company from “White Dental Supply, Inc.” to “Pitooey!, Inc.”  The Articles will be amended to read, as follows:

Article I of the Articles of Incorporation has been amended to read as follows:

ARTICLE I

NAME

The complete name of this corporation shall be PITOOEY!, INC.

Effect on Certificates Evidencing Shares of White Dental Supply, Inc.

The change in the name of White Dental Supply, Inc. to Pitooey!, Inc. will be reflected in the Company’s stock records by book-entry only. For those shareholders that hold physical certificates, please do not destroy or send to White Dental Supply, Inc. or its transfer agent your common stock certificates.  Those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you.

There will be no other effect on your rights or interest in shares of the Company that you hold.  There are no material US Federal Income Tax consequence to either the Company or its shareholders from the Amendment.

No Additional Votes will be Needed to Approve the Action

On January 7, 2013, the Amendment to the Articles was approved by written consent of the Majority Stockholders representing approximately 91% of the outstanding voting securities of the Company.  As such, no vote or future action of the stockholders of the Company is required to approve the Amendment.  You are hereby being provided with notice of the approval of the Amendment.

PROPOSAL 2:

AMENDMENT OF THE ARTICLES OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Proposal to Increase the Authorized Capital

We have received shareholder approval to further amend our Articles, as currently in effect, in order to increase the authorized capital from an aggregate of 200,000,000 shares (consisted of 100,000,000 shares of $0.001 par value preferred stock and 100,000,000 shares of par value common stock) to an aggregate of 500,000,000 shares (to consist of 100,000,000 shares of $0.001 par value preferred stock and 400,000,000 shares of par value common stock).  The Articles will be amended to read, as follows:

Article V of the Articles of Incorporation has been amended to read as follows:

ARTICLE V

SHARES

This corporation is authorized to issue two classes of capital stock to be designated:

a)

“Common Stock.”  The total number of shares of Common Stock which this Corporation is authorized to issue is Four Hundred Million (400,000,000) shares of Common Stock having a par value of $0.001 per share.  The holders of the Common Stock shall have one (1) vote per share on each matter submitted to a vote of shareholders.  Each share shall be entitled to the same dividend and liquidation rights.  The capital stock of this Corporation, after the amount of the subscription price has been paid in, shall never be assessable, or assessed to pay debts of this Corporation.

b)

“Preferred Stock.” The total number of shares of Preferred Stock which this Corporation is authorized to issue is One Hundred Million (100,000,000) shares of Preferred Stock having a par value of $0.001 per share.  The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

Purpose of the Increase of Authorized Common Shares

White Dental Supply, Inc., is currently conducting a private offering of securities to investors (“Offering”) pursuant to a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”) under Section 4(2) thereof and Rule 506 of Regulation D, thereunder.  The Offering is for the sale of shares of the Company’s Series A Preferred Stock, $0.001 par value, which are each convertible into one share of Common Stock of the Company immediately upon the effectiveness of the Amendment to the Articles of Incorporation of the Company to increase the number of shares of Common Stock the Company is authorized to issue.  Each share of Series A Preferred Stock is being offered at a subscription price of $0.40 per share.  As of January 7, 2013, we have sold 1,027,500 shares of Series A Preferred Stock.

We are currently authorized to issue 100,000,000 shares of Common Stock and to date have 99,569,423 shares of Common Stock issued and outstanding.  As a result of the foregoing, and because it will provide us with additional authorized but un-issued shares which could be utilized in future capital raising transactions, for future acquisitions or mergers or to otherwise carry out our business objectives, our Board of Directors has determined that it is in our best interests to increase the number of shares of Common Stock we are authorized to issue from 100,000,000 to 400,000,000 shares.

The Amendment has the effect of increasing the number of shares of Common Stock, $0.001 par value, we are authorized to issue from 100,000,000 shares to 400,000,000 shares.  The Amendment will be filed with the Secretary of State of Nevada 20 days from the date this Information Statements is first mailed to stockholders.  The increase in the authorized shares of Common Stock will not reduce or otherwise affect our outstanding shares.

After the increase in authorized shares available for issuance, the Amended Articles will provide for approximately 299,403,077 additional shares of Common Stock to be available for other corporate purposes, in addition to the shares currently outstanding and shares of Common Stock to be issued to holders of our Series A Preferred Stock.

Our Board of Directors will have the authority to issue our authorized but un-issued and unreserved shares of Common Stock without further stockholder approval, subject to compliance with the rules of any stock exchange on which our shares of Common Stock may be listed at the time and other requirements of law.

As of January 7, 2013 the number of record holders our Common Stock was 43.  We have never paid a cash dividend on our Common Stock and anticipated capital requirements make it unlikely that any cash dividends will be paid on the Common Stock in the foreseeable future.

The Board of Directors approved the Amendment to further the Company’s best interest to have sufficient authorized but unissued shares of common shares available in order to provide (a) flexibility for future corporate action; (b) raise additional capital by issuing additional shares of Common Stock or granting warrants for the future purchase of Common Stock; (c) the need to grant additional options to purchase Common Stock to attract qualified employees and consultants; and (d) the need to issue additional shares of common stock or securities convertible into Common Stock in connection with strategic corporate transactions, acquisitions, and other business arrangements and corporate purposes, is desirable to avoid repeated separate amendments to our Articles of Incorporation and the delay and expense incurred in amending the Articles of Incorporation.

We have no present intent to issue any of the newly authorized common shares for any other purpose.

No Additional Votes will be Needed to Approve the Action

On January 7, 2013, the Amendment to the Articles was approved by written consent of the Majority Stockholders representing approximately 91% of the outstanding voting securities of the Company.  As such, no vote or future action of the stockholders of the Company is required to approve the Amendment.  You are hereby being provided with notice of the approval of the Amendment.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth as of January 7, 2013, certain information regarding the beneficial ownership of our common stock by:

1.

Each person who is known us to be the beneficial owner of more than 5% of the common stock,

2.

Each of our directors and executive officers and

3.

All of our directors and executive officers as a group.

Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Jacob DiMartino, Chief Executive Officer and Director (1)	30,995,000	31.13%
Common Stock	David Sonkin, Chief Technology Officer and Director (1)	30,995,000	31.13%
Common Stock	Patrick Deparini, Chief Financial Officer and Director (1)	8,173,000	8.21%
Common Stock	Frederick Lawrence, Director (1)	8,173,000	8.21%

	Officers and Directors as a Group (4 persons)	78,336,000	78.68%

Common Stock	Andrew Marcus (2)	3,975,000	3.99%
Common Stock	Scott Burke (3)	2,000,000	2.01%
Common Stock	Harold Sciotto (4)	3,442,200	3.46%
Common Stock	Mack Crosby Capital Corp. (5)	3,230,000	3.24%

	Non-Affiliated Persons as a Group (4 persons)	12,647,200	12.70%

Notes:

(1)

The addresses for the Officers and Directors of the Corporation is: 15685 N. Cave Creek Road, Suites 101 & 102, Phoenix, AZ 8032

(2)

The mailing address for Andrew Marcus is 1146 East Georgia Ave., Phoenix, AZ 85014.

(3)

The mailing address for Scott Burke is 14301 North 87th Street  Scottsdale, AZ 85260.

(4)

The mailing address for Harold Sciotto is 3821 N. Gallatin Rd., Mesa, AZ 85215.

(5)

The mailing address for Mack Crosby Capital Corp. is 1826 N. 87th Ter., Scottsdale, AZ 85257.

DESCRIPTION OF SECURITIES

White Dental Supply, Inc.’s authorized capital stock consists of 100,000,000 shares of common stock and 100,000,000 shares of preferred stock, with each class having a $0.001 par value per share.

The holders of our common stock:

1.

Have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors;

2.

Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the law of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

OTHER MATTERS

As of the date of this Information Statement, our management knows of no business to be presented at the meeting that is not referred to in the accompanying notice.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, is available on the website of the Securities and Exchange Commission at www.sec.gov.  You may obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, by sending a written request to:  Pitooey!, Inc., 15685 N. Cave Creek Rd., Suites 101 & 102, Phoenix, AZ 85032.

DISCLOSURES

The Company is not aware of any current substantial interest, direct or indirect, by security holdings or otherwise, of: i) any of the Company’s current or prior officers or directors, ii) any nominee for election as a director of the Company, or iii) any associate of the persons mentioned in subsections i) and ii) above.

The Company’s Board of Directors has voted unanimously in favor of the actions.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS.

We have adopted a procedure called “householding,” which the SEC has approved.  Under this procedure, we deliver a single copy of this notice to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders.  We hereby undertake promptly to deliver, upon written or oral request, a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the Information Statement was delivered.  In order to request additional copies of this Information Statement or to request delivery of a single copy of this Information Statement if you are receiving multiple copies, please contact us by mail at 15685 N. Cave Creek Rd., Suites 101 & 102, Phoenix, AZ 85032.

WHITE DENTAL SUPPLY, INC.

15685 N. Cave Creek Road

Suites 101 & 102

Phoenix, AZ 85032

By order of the Board of Directors

/s/ Jacob DiMartino

Jacob DiMartino

Chief Executive Officer and Director

Phoenix, Arizona

January 8, 2013